Exhibit 99.1

SinoHub and Ciao Telecom Announce Entry into Joint Venture in Brazil

SHENZHEN — February 14, 2012 — SinoHub, Inc. (“SinoHub” or the “Company”) (NYSE Amex: SIHI), an electronics company whose main growth driver is manufacturing and distributing custom, private-label mobile phones, announced today that it has entered into a Joint Venture Agreement (the “Agreement”) with Ciao Telecom, Inc. (“Ciao Telecom”), a global provider of telecommunications products and services with headquarters in the U.S., to manufacture and market mobile communications devices in Brazil. Brazil is currently one of the largest, fastest growing mobile communication device markets in the world, with 276 million active mobile phones expected by year end 2012, representing an annual growth rate of 14%. Through this joint venture, SinoHub and Ciao Telecom will seek to capitalize on these growth trends by manufacturing and marketing high quality mobile phones and tablets.

Pursuant to the Agreement, the joint venture will organize a Brazilian corporation to be named CiaoHub, S.A. (“CiaoHub”), which will conduct operations in Brazil. SinoHub and Ciao Telecom will each own 47% of the new company, with the remaining 6% to be equally divided among the six directors of CiaoHub. CiaoHub will develop plans to construct a 9,000 square meter factory in Vila Velha, Espirito Santo, Brazil for the production of mobile communication devices including mobile phones, smart phones, tablets and mobile device components. The factory is expected to be modeled on SinoHub’s manufacturing facility located in Shenzhen, PR China, and will be managed by SinoHub. Construction of the factory is expected to be completed by October 2012, assuming the timely completion of site acquisition and initial funding for the factory and operations. SinoHub will be responsible for the production of CiaoHub’s products, and Ciao Telecom will be responsible for the distribution of the mobile communications devices CiaoHub manufactures

CiaoHub will seek to raise capital to build the initial factory, purchase equipment, hire and train the required staff, purchase initial inventory and market its products. Current plans call for total capital of approximately US$15 million.  Discussions with various debt capital sources are underway although funding commitments have not yet been secured. Assuming completion of a factory on the scale currently envisioned, in its startup year of 2013, CiaoHub expects to manufacture and sell approximately 1.3 million mobile phones and tablets in Brazil and to end 2013 with approximately 380 employees.

Commenting on the announcement, Mr. Harry Cochran, Chairman and Chief Executive Officer of SinoHub said, “I am excited to announce this joint venture agreement, which marks an important step toward implementation of SinoHub’s strategy to make SinoHub into a multinational company. Since the launch of our integrated contract manufacturing (ICM) business segment in 2010, we have gained a wealth of experience in the design and production of a wide range of mobile communication devices. We believe our experience, our innovative joint-design model and our proven ability to deliver high quality devices in flexible order quantities and with limited lead times positions us to succeed in the rapidly expanding Brazilian and international markets. We are pleased to be joined in this venture by Ciao Telecom, a multinational telecommunication services provider with operations in the United States, Brazil, Europe and the Middle East. Ciao Telecom has especially deep knowledge of the Brazilian market and close connections with many organizations in Brazil.”

About SinoHub Inc.

SinoHub, Inc. (NYSE Amex: SIHI) is a leading electronics company based in Shenzhen, PR China which services clients worldwide. SinoHub's integrated contract manufacturing (ICM) business unit is currently focused on providing custom, private label mobile phones to customers in developing countries. This fast growing ICM segment is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets, including 3G smart phones, at competitive price points. SinoHub's electronic component sales and services (ECSS) business unit provides procurement-fulfillment, spot component sales and supply chain management (SCM) services to manufacturers and design houses. SinoHub's SCM services include warehousing, delivery, import/export, and give its customers total transparency into their supply chains by delivering SinoHub SCM, a proprietary, Web-based software platform SinoHub has been using for almost ten years. For more information, visit SinoHub's Web site at www.sinohub.com and the B2B Chips Web site at www.b2bchips.com.

About Ciao Telecom Inc.

Ciao Telecom is a leading multinational telecommunications services provider with operations in the United States, Brazil, Europe and the Middle East.  The firm offers innovative telecommunication and data services with its own data network and systems to a wide range of companies on a global basis.  For further information, please visit www.ciaotelecom.net

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to SinoHub, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements, or our published guidance, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the ability of CiaoHub to obtain the necessary land and permits to build the proposed factory, CiaoHub’s ability to access capital for the construction and operation of the factory, general economic conditions in Brazil, assumptions concerning future economic and competitive conditions in the mobile communications device market in Brazil, and other factors detailed from time to time in SinoHub’s filings with the United States Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  SinoHub undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Except as required by law, SinoHub assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of SinoHub’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 14, 2011.  SinoHub assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

SinoHub, Inc. Grace Wang Tel: + 86-755-2661-1080 Email: grace.wang@sinohub.com	Investor Relations (US) Bryan Degnan Taylor Rafferty Tel: +1-212-889-4350 Email:sinohub@taylor-rafferty.com	Investor Relations (Hong Kong) Mahmoud Siddig Taylor Rafferty Tel: +852-3196-3712 Email:sinohub@taylor-rafferty.com